UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2024 (January 2, 2024)

COMMUNITY HEALTHCARE TRUST INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37401	46-5212033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

(615) 771-3052

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	CHCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2024, the board of directors (the “Board”) of Community Healthcare Trust Incorporated, a Maryland corporation (the “Company”) and the compensation committee of the Board (the “Committee”) approved certain updates to the Company’s compensation programs, as described below. The Board and Committee updated the Company’s compensation programs to conform with industry standards and market practices for the purpose of attracting and retaining the best candidates for the Company’s management team. The Board and the Committee believe that the updates to the compensation programs described below continue to reward long-term performance and align the Company’s executive officers’ interests with the Company’s stockholders.

Third Amended and Restated Alignment of Interest Program

The Board and the Committee approved and adopted the Third Amended and Restated Alignment of Interest Program (the “Updated Alignment of Interest Program”), which is filed hereto as Exhibit 10.1 and supersedes the Company’s Second Amended and Restated Alignment of Interest Program. The Updated Alignment of Interest Program implements (i) a maximum elective deferral percentage amount of fifty percent (50%) of compensation allowed to be deferred and applied to the acquisition of restricted stock for certain participants in the program who have written employment agreements (“Affected Participants”), and (ii) a limit on the duration of the restriction period selected by the Affected Participants in relation to their Retirement Eligibility (as defined in their employment agreements). The changes under the Updated Alignment of Interest Program are effective (i) beginning January 1, 2024 for salary and other compensation deferrals and (ii) starting with performance periods commencing on and after July 1, 2024 for cash bonus deferrals.

Third Amended and Restated Executive Officer Incentive Program

The Board and the Committee approved and adopted the Third Amended and Restated Executive Officer Incentive Program (the “Updated Executive Officer Incentive Program”), which is filed hereto as Exhibit 10.2 and supersedes the Company’s Second Amended and Restated Executive Officer Incentive Program (other than with respect to individual performance awards (“IPA”) and company performance awards (“CPA”) for the performance period running from July 1, 2023 to June 30, 2024). The IPA and CPA for the performance period running from July 1, 2023 to June 30, 2024 will continue to be governed by the performance metrics and other terms and conditions of the Second Amended and Restated Executive Officer Incentive Program.

The Updated Executive Officer Incentive Program specifies that the CPA will be approximately 70% of the executive officer’s annual incentive compensation, with each CPA metric having a threshold level, target level and maximum level corresponding to a payout ratio of 50%, 100%, and 150%, respectively, with the payout ratio determined using straight line linear interpolation. It further provides that the IPA will be approximately 30% of the executive officer’s annual incentive compensation with the ability for the IPA to have a payout of up to 150% of target.

The Updated Executive Officer Incentive Program also provides for the grant of three-year long term incentive plan (“LTIP”) awards, which will generally consist of performance-based RSUs representing approximately 65% of the executive officer’s target long term incentive compensation and time-based restricted stock units (“RSUs”) representing approximately 35% of the executive officer’s target long term incentive compensation. Each LTIP performance metric will have a threshold level, target level, and maximum level corresponding to a vesting percentage of 50%, 100%, and 200%, respectively, with the vesting percentage determined using straight line linear interpolation.

Amendment to the 2014 Incentive Plan

The Board and the Committee approved and adopted a fourth amendment to the 2014 Incentive Plan of the Company (the “Plan”), which is filed hereto as Exhibit 10.3 and amends the Plan to provide for the award of RSUs.

Grant of New Equity-Based Awards

On January 2, 2024, the Board and the Committee approved the grant to the Company’s executive officers of performance-based RSUs and time-based RSUs under the Plan. In connection therewith, the Board approved and adopted the form of Performance-Based Restricted Stock Unit Agreement (“Performance-Based RSU Agreement”), which is filed hereto as Exhibit 10.4, and the form of Time-Based Restricted Stock Unit Agreement (“Time-Based RSU Agreement” and, together with the Performance-Based RSU Agreement, the “RSU Agreements”), which is filed hereto as Exhibit 10.5. The performance-based RSUs and time-based RSUs constitute LTIP awards under the Updated Executive Officer Incentive Program described above. The following is a brief description of the material terms and conditions of the awards.

Performance-Based RSUs

The Performance-Based RSU Agreement provides for the award of RSUs to a participant (the “Participant”) based on absolute total shareholder return (“Absolute TSR RSUs”) and relative total shareholder return (“Relative TSR RSUs”). The Absolute TSR RSUs will vest in a number ranging from 0% to 200% of the total number of Absolute TSR RSUs granted based on the Company’s total stockholder return (“TSR”) measured as the annual growth rate in the total value per share (“Company TSR Percentage”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Relative TSR RSUs will vest in a number ranging from 0% to 200% of the total number of Relative TSR RSUs granted based on the Company’s TSR measured relative to the TSRs of companies in the Company’s peer group (“Peer Group Relative Performance”). Both Company TSR Percentage and Peer Group Relative Performance are measured during a period of three years commencing on July 1, 2023 (the “Performance Period”). Each vested performance-based RSU represents the right to receive payment of one share of Common Stock.

In the event that the Company’s Company TSR Percentage or Peer Group Relative Performance is achieved at the “threshold,” “target,” or “maximum” level as specified below, the performance-based RSUs will become vested with respect to the percentage of such performance-based RSUs as set forth below, with the vesting percentage above the threshold level determined using straight line linear interpolation:

	Absolute TSR RSUs		Relative TSR RSUs
	Company TSR Percentage	Absolute TSR Performance Vesting Percentage	Peer Group Relative Performance	Relative TSR Performance Vesting Percentage
Below Threshold	<4.0%	0%	<25th Percentile	0%
Threshold	4.0%	50%	25th Percentile	50%
Target	8.0%	100%	55th Percentile	100%
Maximum	>12.0%	200%	>80th Percentile	200%

The vesting of the performance-based RSUs will be accelerated in certain circumstances following a change in control or qualifying termination, subject to the terms and conditions set forth in the Performance-Based RSU Agreement. The performance-based RSUs entitle the Participant to receive dividend equivalents, which entitle the Participant to receive payments equal to the amount of the dividends paid on each share of Common Stock underlying a performance-based RSU that vests, payable following the vesting of the performance-based RSU.

Time-Based RSUs

Pursuant to the Time-Based RSU Agreement, each participant (“Participant”) is eligible to receive time-based RSUs that are subject to vesting based on the Participant’s continued service to the Company. Each award of time-based RSUs will vest as to approximately one-third of the RSUs on each of June 30, 2024, 2025, and 2026, subject to the Participant’s continued service through each applicable vesting date. Each vested time-based RSU represents the right to receive payment of one share of Common Stock.

The vesting of the time-based RSUs will be accelerated in certain circumstances following a change in control or qualifying termination, subject to the terms and conditions set forth in the Time-Based RSU Agreement. The time-based RSUs entitle the Participant to receive dividend equivalents, which entitle the Participant to receive payments equal to the amount of the dividends paid on the shares of Common Stock underlying the time-based RSUs, payable no later than thirty days following the applicable dividend payment date.

The foregoing description of the RSU Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits.

RSUs Granted

The table below sets forth the target number of performance-based RSUs and the number of time-based RSUs granted to the Company’s executive officers:

Name	Absolute TSR Performance- Based RSUs (Target)(1)	Relative TSR Performance- Based RSUs (Target)(1)	Time-Based RSUs(1)
David H. Dupuy, Chief Executive Officer and President	21,946	16,852	13,046

William G. Monroe IV, Executive Vice President and Chief Financial Officer	13,563	10,415	8,062

Leigh Ann Stach, Executive Vice President and Chief Accounting Officer	12,608	9,682	7,495

Timothy L. Meyer, Executive Vice President -Asset Management	8,444	6,484	5,020

(1) The fair value of the performance-based RSUs is calculated by a third-party specialist who utilizes a Monte Carlo simulation as of the grant date, whereas the fair value of the time-based RSUs is calculated using the average closing price of the CHCT common stock for the 10 trading days immediately preceding the grant date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Third Amended and Restated Alignment of Interest Program
10.2	Third Amended and Restated Executive Officer Incentive Program
10.3	Amendment No. 4 to the 2014 Incentive Plan
10.4	Form of Performance-Based Restricted Stock Unit Agreement
10.5	Form of Time-Based Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTHCARE TRUST INCORPORATED

Date: January 4, 2024	By:	/s/ William G. Monroe IV
Name: William G. Monroe IV
Title: Executive Vice President and Chief Financial Officer